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                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-27843 of JLM Industries, Inc. and subsidiaries on Form S-1 of our reports relating to the consolidated financial statements of JLM Industries, Inc. and subsidiaries dated February 19, 1997 (except for Note 18 as to which the date is July 3, 1997), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
Tampa, Florida


July 23, 1997